                                                                  Exhibit 3.184


                            ARTICLES OF INCORPORATION
                                       OF
                              EMCARE OF IOWA, INC.

      The undersigned, a natural person of the age of eighteen years or more, acting as incorporator of a corporation under the Iowa Business Corporation Act, hereby adopts the following Articles of Incorporation for EMCARE OF IOWA, INC. (the "Corporation"):

                                   ARTICLE ONE
                                      NAME

      The name of this Corporation is "EMCARE OF IOWA, INC."

                                   ARTICLE TWO
                                    DURATION

      The period of the Corporation's duration is perpetual.

                                  ARTICLE THREE
                                     PURPOSE

      The purpose for which the Corporation is organized is the transaction of any and all lawful business for which corporations may be incorporated under the Iowa Business Corporation Act.

                                  ARTICLE FOUR
                               ISSUANCE OF SHARES

      The aggregate number of shares which the Corporation shall have authority to issue is One Thousand (1,000) shares of Common Stock of the par value of $0.01 per share.

                                  ARTICLE FIVE
                                  INCORPORATOR

      The name and address of the incorporator of the Corporation is:

       Name                                      Address
       ----                                      -------
William F. Miller, III                 1717 Main Street, Suite 5200
                                       Dallas, Texas 75201

                                   ARTICLE SIX
                           DENIAL OF PREEMPTIVE RIGHTS

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      No shareholder of the corporation shall, by reason of such shareholder holding shares of any class, have any preemptive or preferential right to purchase or subscribe for any shares of any class of the Corporation, now or hereafter to be authorized, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, now or hereafter to be authorized, whether or not the issuance or sale of any such shares, or such notes, debentures, bonds, or other securities, would adversely affect the dividend or voting rights of such shareholder of the Corporation, other than such rights, if any, as the board of directors, in its discretion, may grant to the shareholders to purchase such additional, unissued, or treasury securities; and the Corporation may issue or sell additional unissued or treasury shares of any class of the Corporation, or any notes, debentures, bonds, or other securities convertible into or carrying options or warrants to purchase shares of any class, without offering the same in whole or in part to the existing shareholders of any class.

                                  ARTICLE SEVEN
                           DENIAL OF CUMULATIVE VOTING

      When electing directors of the Corporation, a shareholder of the Corporation shall not be permitted to cumulate such shareholder's votes.

                                  ARTICLE EIGHT
                                REGISTERED OFFICE

      The street address of the registered office of the Corporation is 1500 Hub Tower, 699 Walnut, Des Moines, Iowa 50309, and the name of its registered agent at such address is National Registered Agents, Inc.

                                  ARTICLE NINE
                      REQUIRED SHAREHOLDER VOTE AND CONSENT

      Except as otherwise required by law, the affirmative vote of the holders of a majority of the issued and outstanding shares of the Corporation shall decide any matter submitted to a vote of the shareholders of the Corporation. The holders of a majority of the issued and outstanding shares of the Corporation may take any action that the shareholders of the Corporation are permitted or required to take at a meeting pursuant to a consent setting forth the action taken that such holders sign.

                                   ARTICLE TEN
                                 INDEMNIFICATION

      The Corporation shall, to the full extent permitted by law, (i) indemnify any person who was, is or is threatened to be made a named defendant or respondent to any threatened, pending, or competed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, any appeal in such action, suit or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding, because such person is or was a director or officer of the Corporation, or, while a director or officer of the Corporation, is or was serving at the request or the Corporation as a director, officer, partner, venturer, proprietor, trustee, employee, agent, or similar functionary of another Corporation, partnership, joint venture, sole proprietorship, trust, employee benefit plan, or other enterprise, against judgments, penalties (including the excise and similar taxes), fines, settlements, and reasonable expenses (including attorneys fees) actually incurred by such person in connection with such action, suit, or proceeding and
(ii) advance reasonable expenses to such person in connection with such action, suit or proceeding. The rights provided in this Article shall not be deemed exclusive of any other rights permitted by law, to which such person may be entitled under any provision of the bylaws of the Corporation, a resolution of shareholders or directors of the Corporation, an agreement, or otherwise.

                                 ARTICLE ELEVEN
                        LIMITATION OF DIRECTOR LIABILITY

      No director of the Corporation shall be liable to the Corporation or its shareholders for monetary damages for any act or omission in such director's capacity as director, except to the extent such director is found liable for (i) a breach of such director's duty of loyalty to the Corporation or its shareholders; (ii) an act or omission not in good faith that constitutes a breach of duty of such director to the Corporation or an act or omission that involves intentional misconduct or a knowing violation of the law; (iii) a transaction from which such director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of such director's office; or (iv) an act or omission for which the liability of a director is expressly provided by an applicable statute. No repeal or modification of this ARTICLE ELEVEN shall adversely affect any right or protection of a director of the Corporation existing by virtue of this ARTICLE ELEVEN at the time of such repeal or modification.

      IN WITNESS WHEREOF, I have hereunto set my hand, this 9th day of April, 1998.

                                        /s/ William F. Miller, III
                                        --------------------------
                                        William F. Miller, III, Incorporator

CHESTER J. CULVER
SECRETARY OF STATE
STATE OF IOWA

                               STATEMENT OF CHANGE
                              OF REGISTERED OFFICE
                             AND/OR REGISTERED AGENT

Pursuant to Iowa law, the undersigned submits this Statement to change the business entity's registered office and/or registered agent in Iowa. Read the INSTRUCTIONS on the back of this form before completing the information and signing below.

1. The NAME of the business entity is:          See Attached List of Companies

2. The street address of the CURRENT registered OFFICE as indicated on the Secretary of State's records is:

1500 Hub Tower, 699 Walnut, Des Moines, IA  50309
--------------- ----------- ----------- ---------
street          city        state       zip

3. The street address of the NEW registered OFFICE is:

604 Locust Street, Suite 222, Des Moines, IA 50309
------------------ ---------- ----------- --------
     street           city       state       zip

4. The name of the CURRENT registered AGENT as indicate don the Secretary of State's records is: National Registered Agents, Inc.

      (If more than one AGENT is registered, indicate which one is being replaced.)

5. The name of the NEW registered AGENT is:   National Registered Agents, Inc.

6. If the REGISTERED AGENT has changed, the NEW Registered Agent must sign here, consenting to their appointment, or attach their written consent to this form.

                                               Signature of NEW Registered Agent

Complete ONLY if the Registered Agent changes.

7. If the REGISTERED AGENT changes the street address of their business office on this form, the Registered Agent must sign here indicating that NOTICE of the change has been given to the business entity.

                        National Registered Agents, Inc.

                        By: /s/ Dennis E. Howarth
                            ---------------------------
                        Signature of Registered Agent
                        Dennis E. Howarth, President

Complete ONLY if the Registered Agent changes the street address of their business office.

8. After any/all change(s) are made, the street address of the registered office and the street address of the business office of the registered agent will be identical.

9. Signature by authorized* representative /s/ Dennis E. Howarth Date: April 25,
2002                                       ---------------------

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Print Name and Title: Dennis E. Howarth                   President
                      Name                                Title

CHESTER J. CULVER
SECRETARY OF STATE
STATE OF IOWA

                                 STATE OF CHANGE
                              OF REGISTERED OFFICE
                             AND/OR REGISTERED AGENT

Pursuant to Iowa law, the undersigned submits this Statement to change the business entity's registered office and/or registered agent in Iowa. Read the INSTRUCTIONS on the back of this form before completing the information and signing below.

1. The NAME of the business entity is: EMCARE OF IOWA, INC.

2. The street address of the CURRENT registered OFFICE as indicated on the Secretary of State's records is:

1500 Hub Tower, 699 Walnut, Des Moines,     IA    50309
--------------------------- -----------   ------  -----
street                       city         state    zip

3. The street address of the NEW registered OFFICE is:

729 Insurance Exchange Building, Des Moines,   IA   50309
-------------------------------- ----------- -----  -----
street                            city       state   zip

4. The name of the CURRENT registered AGENT as indicated on the Secretary of State's records is: National Registered Agents, Inc.

(If more than one AGENT is registered, indicate which one is being replaced.)

5. The name of the NEW registered AGENT is: Corporation Service Company

6. If the REGISTERED AGENT has changed, the NEW Registered Agent must sign here, consenting to their appointment, or attach their written consent to this form.

                                          Corporation Service Company

                                          By: /s/ Deborah D. Skipper
                                              ---------------------------------
                                              Signature of NEW Registered Agent
                                              Deborah D. Skipper, Asst. V. Pres.

Complete ONLY if the Registered Agent changes.

7. If the REGISTERED AGENT changes the street address of their business office on this form, the Registered Agent must sign here indicating that NOTICE of the change has been given to the business entity.

                          Signature of Registered Agent

Complete ONLY if the Registered Agent changes the street address of their business office.

8. After any/all change(s) are made, the street address of the registered office and the street address of the business office of the registered agent will be identical.

9. Signature by authorized representative: /s/ Laura R. Dunlap Date: 8/14/02
                                           -------------------
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Print Name and Title:      Laura R. Dunlap                   Attorney in Fact
                           -----------------------------------------------------
                           Name                              Title